SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 17, 2006 (November 13, 2006)
Centrue Financial Corporation
(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-28846	36-3145350

(Commission File Number)	(IRS Employer Identification No.)

122 West Madison Street
Ottawa, Illinois	61350

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (815) 431-2720
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amended & Restated Certificate of Incorporation
Amended & Restated Bylaws
Press Release, dated November 14, 2006

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On November 13, 2006, pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”) between UnionBancorp, Inc. (hereinafter referred to as “New Centrue”) and Centrue Financial Corporation (“Old Centrue”) dated June 30, 2006, New Centrue and Old Centrue completed the merger in which Old Centrue merged with and into New Centrue, with New Centrue as the surviving corporation.
     Pursuant to the Merger Agreement, each share of Old Centrue common stock outstanding at the effective time of the Merger was converted into the right to receive 1.2 shares of New Centrue. New Centrue will deliver approximately $50 million in New Centrue common stock to Old Centrue stockholders, based on Old Centrue shares outstanding as of the effective time and the closing price of New Centrue common stock on November 9, 2006.
     This description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, as amended, included as an exhibit hereto.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (a) The following directors of UnionBancorp, Inc. resigned effective with the merger: Robert J. Doty, I. J. Reinhardt, Jr. and John A. Trainor. Their resignations were not the result of any disagreement with the company.
     (c) In addition to Thomas A. Daiber being appointed President and Chief Executive Officer of New Centrue and Kurt R. Stevenson being appointed Interim Chief Operating Officer and Chief Financial Officer, the board of directors appointed the following individuals as executive officers of New Centrue:

Rick Parks	Market President
Mike O’Gorman	Market President
Don Brown	Market President
Diane Leto	Head of Operations
Dave Conterio	Head of Financial Services
Everett Solon	Market President
Steve Flahaven	Commercial Manager
Ken Jones	Chief Credit Officer
Heather Hammitt	Director of Human Resources
Bob Davidson	Chief Investment Officer
Roger Dotson	Senior Operations Officer
Larry Nona	Retail Manager

     Mr. O’Gorman, Mr. Brown and Mr. Parks have entered into employment agreements with New Centrue. Each agreement is substantially identical. Initially the agreements are effective for a one-year term. On the first anniversary of the date the agreements become effective, the term will be extended an additional year, unless either party gives written notice of non-renewal to the other party. The agreements specify a minimum annual base salary for each senior officer ranging from $100,000 to $135,000. Each senior officer will have the opportunity to receive annual performance bonuses of up to 25% of base salary. Each senior officer is entitled to not less than twenty-three days of paid time off as well as benefits at least as favorable to the benefits provided to all other employees of New Centrue. Each agreement provides that in the event of a termination of the senior officer’s employment by New Centrue without cause during such period, during the first twelve months of the agreement, or by the senior officer due to constructive discharge during such period, the senior officer will be entitled to certain severance benefits including payments of the senior officer’s annual compensation for twelve months. Annual compensation is the senior officer’s base salary and the performance bonus for the most recent performance period. The senior officer would also be entitled to receive reimbursement for premiums the senior officer pays for the continuation of medical benefits for the senior officer and the senior officer’s dependents. During the twelve months following a change of control of New Centrue, if the senior officer voluntarily terminates his employment due to constructive discharge or if New Centrue terminates the senior officer’s employment for any reason other than cause, the senior officer will be entitled to receive a lump sum payment equal to the senior officer’s annual compensation, which is the sum of the senior officer’s base salary and the performance bonus for the most recent performance period, plus reimbursement for premiums the senior officer pays for the continuation of medical benefits for the senior officer and the senior officer’s dependents. The employment agreements include customary provisions prohibiting the senior officer from competing with New Centrue and other activities that would be harmful to New Centrue. Payments under the employment agreements will be reduced to the extent necessary to prevent any portion of the payments from being treated as a nondeductible excess parachute payment under the federal tax laws. The foregoing discussion is qualified in its entirety by reference to the form of employment agreement included as Exhibit 10.1 hereto.
     New Centrue also entered into employment agreements with Mr. Daiber and Mr. Stevenson. Except as described below, each agreement is substantially identical. Initially the agreements are effective for a three-year term. On the second anniversary of the agreements’ effective date, the term will be extended an additional day so that the term is always one year, unless either party gives written notice of non-renewal to the other party. The agreements provide for annual base salary of not less than $290,000 for Mr. Daiber and $170,000 for Mr. Stevenson. The executives will have the opportunity to receive annual performance bonuses of up to 50% of base salary in the case of Mr. Daiber and up to 30% of base salary in the case of Mr. Stevenson. The agreements provide for the award of incentive stock options to each executive on July 7, 2006. Mr. Daiber was awarded options to purchase equal to 12,500 shares of New Centrue stock after the merger and Mr. Stevenson was awarded options to purchase 7,500 shares of New Centrue stock. Each executive is entitled to not less than twenty-three days of paid time off as well as benefits at least as favorable to the benefits provided to all other employees of New Centrue. Each agreement provides that in the event of a termination of the executive’s employment by New Centrue without cause or by the executive due to constructive discharge prior to the end of the term of the agreement, the executive will be entitled to certain severance benefits including payments of the executive’s annual compensation for the greater of twenty-four months or the remaining period left in the employment agreement’s term. Annual compensation is the executive’s base salary plus the performance bonus for the most recent performance period. The executive would also be entitled to receive reimbursement for premiums the executive pays for the continuation of medical benefits for the executive and the executive’s dependents. During the twelve months following a change of control of New Centrue, if the executive voluntarily terminates his employment due to constructive discharge or if New Centrue terminates the executive’s employment for any reason other than cause, the executive will be entitled to receive a lump sum payment equal to three times the executive’s annual compensation, which is the sum of the executive’s base salary and the performance bonus for the most recent performance period, plus reimbursement for premiums the executive pays for the continuation of medical benefits for the executive and the executive’s dependents. The employment agreements include customary provisions prohibiting the executive from competing with New Centrue and other activities that would be harmful to New Centrue. Payments under the employment agreements will be reduced to the extent necessary to prevent any portion of the payments from being treated as a nondeductible excess parachute payment under the federal tax laws. The foregoing discussion is qualified in its entirety by reference to the employment agreements of Messrs. Daiber and Stevenson included as Exhibits 10.2, 10.3, and 10.4 hereto.
     (d) As a result of the merger, the following directors of Old Centrue were appointed directors of New Centrue:
Thomas A. Daiber
Mark L. Smith
Randall E. Ganim
Michael A. Griffith
Michael J. Hejna
The following table includes biographical information on the new directors:

Name	Director of	Position with Old Centrue
(Age)	Old Centrue Since	and Principal Occupation
Thomas A. Daiber (Age 48)	2003	Director of Old Centrue; President and Chief Executive Officer of Old Centrue since 2003
Mark L. Smith (Age 56)	2001	Director of Old Centrue; President of Smith, Koelling, Dykstra and Ohm, P.C.
Randall E. Ganim (Age 52)	2006	Director of Old Centrue; Founder and President of Ganim, Meder, Childers & Hoering, P.C.
Michael A. Griffith (Age 47)	2002	Chairman of the Board and Director of Old Centrue; Founder and Chief Executive Officer of Aptuit, Inc.
Michael J. Hejna (Age 52)	2003	Director of Old Centrue; President and Chief Executive Officer of Gundaker Commercial Group, Inc.

     New Centrue’s Committees will be comprised as follows:
AUDIT COMMITTEE

Mark L. Smith, Chairman	Randall E. Ganim
Walter E. Breipohl	Scott C. Sullivan
EXECUTIVE/COMPENSATION COMMITTEE

Michael A. Griffith, Chairman	Michael J. Hejna
Dennis J. McDonnell	John A. Shinkle
GOVERNANCE AND NOMINATION COMMITTEE

Dennis J. McDonnell, Chairman	Mark L. Smith
Michael J. Hejna	Scott C. Sullivan
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     As set forth in the Merger Agreement, New Centrue has adopted an amended and restated certificate of incorporation and bylaws, which among other things, (1) change the company’s name from “UnionBancorp, Inc.” to “Centrue Financial Corporation”; and (2) increase the number of authorized shares of New Centrue from 10 million to 15 million. The amended and restated certificate of incorporation and bylaws are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements of business acquired.
     The financial statements required by this item have been filed in the Registrant’s Registration Statement on Form S-4/A filed with the Commission on October 3, 2006 and are hereby incorporated by reference.
     (c) Pro forma financial information.
     The pro forma financial information required by this item have been filed in the Registrant’s Registration Statement on Form S-4/A filed with the Commission on October 3, 2006 and are hereby incorporated by reference.

     (d) Exhibits.
Exhibit Number
2.1	Agreement and Plan of Merger between UnionBancorp, Inc. and Centrue Financial Corporation dated June 30, 2006 (incorporated by reference from Current Report on Form 8-K filed on July 7, 2006).

2.2	First Amendment to Agreement and Plan of Merger between UnionBancorp, Inc. and Centrue Financial Corporation dated October 25, 2006 (incorporated by reference from Current Report on Form 8-K filed on October 26, 2006).

3.1	Amended and Restated Certificate of Incorporation (filed herewith).

3.2	Amended and Restated Bylaws (filed herewith).

10.1	Form of Senior Executive Employment Agreement (incorporated by reference from Current Report on Form 8-K filed on July 7, 2006 (appears as Exhibit G to Exhibit 2.1)).

10.2	Thomas A. Daiber Employment Agreement (incorporated by reference from Current Report on Form 8-K filed on July 7, 2006 (appears as Exhibit F-1 to Exhibit 2.1)).

10.3	Kurt R. Stevenson Employment Agreement (incorporated by reference from Current Report on Form 8-K filed on July 7, 2006 (appears as Exhibit F-3 to Exhibit 2.1)).

10.4	Amendment to Kurt R. Stevenson Employment Agreement (contained in Exhibit 2.2 hereto).

99.1	Press Release, dated November 14, 2006 (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRUE FINANCIAL CORPORATION (Registrant)
By:	/s/ Kurt R. Stevenson
Kurt R. Stevenson, Interim Chief Operating Officer and Chief Financial Officer

Dated: November 17, 2006

EXHIBIT INDEX
Exhibit Number
2.1	Agreement and Plan of Merger between UnionBancorp, Inc. and Centrue Financial Corporation dated June 30, 2006 (incorporated by reference from Current Report on Form 8-K filed on July 7, 2006).

2.2	First Amendment to Agreement and Plan of Merger between UnionBancorp, Inc. and Centrue Financial Corporation dated October 25, 2006 (incorporated by reference from Current Report on Form 8-K filed on October 26, 2006).

3.1	Amended and Restated Certificate of Incorporation (filed herewith).

3.2	Amended and Restated Bylaws (filed herewith).

10.1	Form of Senior Executive Employment Agreement (incorporated by reference from Current Report on Form 8-K filed on July 7, 2006 (appears as Exhibit G to Exhibit 2.1)).

10.2	Thomas A. Daiber Employment Agreement (incorporated by reference from Current Report on Form 8-K filed on July 7, 2006 (appears as Exhibit F-1 to Exhibit 2.1)).

10.3	Kurt R. Stevenson Employment Agreement (incorporated by reference from Current Report on Form 8-K filed on July 7, 2006 (appears as Exhibit F-3 to Exhibit 2.1)).

10.4	Amendment to Kurt R. Stevenson Employment Agreement (contained in Exhibit 2.2 hereto).

99.1	Press Release, dated November 14, 2006 (filed herewith).